Exhibit 10.23

Execution Copy

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (the “Agreement”) made as of March 25, 2011, between MajescoMastek, Inc., a California corporation (“Borrower”), having an address at 105 Fieldcrest Avenue, Suite 208, Edison, New Jersey 08837 (the “Debtor”), Mastek Limited, a company formed and existing under the laws of India (the “Subordinator”), and ICICI Bank Limited, New York Branch (the “Creditor”).

1 .        Debt. The Subordinator warrants and represents to the Creditor that the Subordinator is the owner of 100% of the shares of capital stocks of the Debtor and the Debtor is or may in the future be indebted to Subordinator, without any defense, offset, or counterclaim.

2.          Subordination. To induce the Creditor to lend or advance moneys or otherwise extend credit to the Debtor pursuant to a Credit Facility Agreement dated as of the date hereof and executed between the Debtor and the Creditor, and to better secure the Creditor in respect thereof, the Subordinator hereby subordinates the indebtedness owed by the Debtor to the Subordinator as well as any other indebtedness which the Debtor may now or hereafter owe to the Subordinator to all debts, demands, claims, liabilities, or causes of action for which the Debtor may now or at any time hereafter in any way be liable to the Creditor. The Debtor shall not pay, and the Subordinator shall not accept payment of or assert or seek to enforce against the Debtor, any indebtedness now or hereafter owing by the Debtor to the Subordinator or any collateral or security thereto appertaining, unless and until the Creditor has been paid in full all such debts, claims, liabilities, demands, or causes of action now or hereafter owing to the Creditor by the Debtor.

3.          Assignment. As further security for the Creditor, the Subordinator hereby assigns to the Creditor any and all such indebtedness now or hereafter owing by the Debtor to the Subordinator and any all collateral or security therefor. The Subordinator agrees to assign, endorse and deliver to and deposit with the Creditor any and all notes or other obligations or instruments evidencing any such indebtedness and all collateral and security thereto appertaining, hereby irrevocably authorizing the Creditor to collect, receive, enforce and accept any and all sums or distributions of any kind that may become due, payable, or distributable on or in respect of such indebtedness, either principal or interest, or such collateral or security, whether, paid directly or indirectly by the debtor, paid or distributed in any bankruptcy, receivership, reorganizations, or dissolution proceedings or otherwise. The Subordinator irrevocably authorizes the Creditor in its sole discretion to make and present claims therefor in any such proceedings, in the name of either the Creditor or the Subordinator, and in case any such sums or distributions come into the Subordinator’s hands the Subordinator shall promptly turn the same over to the Creditor.

4.          Representations. The Subordinator represents and warrants that it has not assigned or transferred any of the indebtedness or any interest therein or any such collateral or security to any other person and that it shall make no assignment or transfer thereof, and that all notes or written obligations taken to evidence the indebtedness or all renewal notes or written obligations shall be endorsed with a proper notice of this Agreement.

5.          Claims. The Subordinator hereby waives and postpones in favor of the Creditor all claims of every kind and description that the Subordinator may now or hereafter have against the Debtor to the payment to the Creditor of all debts, claims, demands, or causes of action of every character and description that the Creditor may now or hereafter have against the Debtor, whether arising hereunder or in any other manner.

6.          Waiver. The Subordinator waives notice of acceptance hereof, notice of the creation of any indebtedness or liability of the Debtor to the Creditor, the giving or extension of credit to the Debtor, or the taking or releasing of security for the payment thereof, and waives presentment, demand, protest, notice of protest or default, and all other notices to which the Subordinator might otherwise be entitled.

7.          Continuance of Agreement. This Agreement the obligations of the Debtor and the Subordinator and the rights and privileges to the Creditor hereunder shall continue until payment in full of all claims and amounts due to the Creditor from the Debtor notwithstanding any action or non action of the Creditor with respect thereto or any collateral therefor and any guarantees thereof.

8.          Binding effect. This Agreement shall be binding on the Subordinator, and its successors and permitted assigns, and shall inure to the benefit of the Creditor, its successors and assigns.

9.          Entire agreement. This Agreement supersedes all agreements previously made between the parties relating to the subject matter covered by this Agreement .

10.        Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses.

11.        Non-waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right unless otherwise expressly provided herein.

12.         Headings. Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

13.        Governing law. This agreement shall be construed in accordance with and governed by the laws of the State of New York.

14.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an origina1 but all of which together shall constitute one and the same instrument.

15.        Costs and Fees. The Subordinator and Debtor jointly and/or severally promise to pay all reasonable out-of -pocket costs and expenses (including without limitation reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, whether or not a lawsuit is filed or commenced.

16.        Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, excluding any laws regarding the conflict of laws, of the State of New York. The Subordinator and the Debtor hereby irrevocably consents and submits to the exclusive jurisdiction and venue of the Federal District Court or State Court of competent jurisdiction sitting in the New York County, State of New York for adjudication of any dispute concerning this Agreement and all other documents provided for herein. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY, AND ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

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IN WITNESS WHEREOF the parties have signed this agreement the day and year first above written.

MAJESCOMASTEK INC.

BY:

Name:
Title:

MASTEK LIMITED

By:
Name:
Title:

ICICI BANK LIMITED, NEW YORK BRANCH

By:	/s/ Ashish Bafna
Name: ASHISH BAFNA
Title: ASST. GENERAL MANAGER

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IN WITNESS WHEREOF the parties have signed this agreement the day and year first above written.

MAJESCOMASTEK INC.

By:	/s/ Mrinal Sattawalla

Name: MRINAL SATTAWALLA
Title: DIRECTOR

MASTEK LIMITED

By:	/s/ Ashank Desai
Name: ASHANK DESAI
Title: DIRECTOR

ICICI BANK LIMITED, NEW YORK BRANCH

By:
Name:
Title:

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